UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: July 31, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On August 2, 2006, AmerUs Group Co. (“the Company”) issued a press release reporting its financial results for the quarter ended June 30, 2006, which the Company is furnishing under this Item 2.02 as Exhibit 99.1, and posted on its website the supplemental information, which the Company is furnishing under this Item 2.02 as Exhibit 99.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 31, 2006, AmerUs Group Co. increased the amount borrowed on its $300 million credit facility to $14 million (“Borrowing”). The Borrowing was incurred under the Company’s Amended and Restated Credit Agreement among AmerUs Group Co., Various Lending Institutions, Bank of America, N.A., Citibank, N.A. and The Bank of New York as Co-Syndication Agents and JPMorgan Chase Bank, N.A. as Administrative Agent (“Credit Agreement”) filed by the Company as an exhibit to a Current Report on Form 8-K on June 20, 2006. The terms and conditions of the Borrowing and its repayment are described in the Credit Agreement, which is incorporated herein by reference. The Company’s obligation to repay the Borrowing may be accelerated in certain circumstances described in the Credit Agreement.

ITEM 9.01 (d). EXHIBITS.

99.1	Press Release dated August 2, 2006 (furnished pursuant to Item 2.02).

99.2	Supplemental Information (furnished pursuant to Item 2.02).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda Urion
Melinda Urion
Executive Vice President, Chief Financial Officer & Treasurer

     Dated: August 2, 2006

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 2, 2006 (furnished pursuant to Item 2.02).
99.2	Supplemental Information (furnished pursuant to Item 2.02).